Exhibit 99.1

TIDEWATER ANNOUNCES SUCCESSFUL COMPLETION OF BUSINESS COMBINATION WITH GULFMARK

HOUSTON // November 15, 2018 – Tidewater Inc. (NYSE: TDW) (“Tidewater”) today announced the successful completion of its business combination with GulfMark Offshore, Inc. (“GulfMark”).

Tidewater and GulfMark stockholders overwhelmingly supported the business combination, with relevant proposals being approved by over 99% of the votes cast by Tidewater stockholders and GulfMark stockholders, respectively, in person or represented by proxy, not including abstentions, at the companies’ respective stockholder meetings earlier today. All necessary conditions to the closing have been satisfied and the business combination has been consummated. In connection with the completion of the transaction, GulfMark common stock will cease trading on the New York Stock Exchange as of the market close on November 15, 2018.

Tidewater’s President and Chief Executive Officer, John Rynd, commented, “We’re excited to welcome the GulfMark team to Tidewater, and we look forward to commencing the work of integrating our fleets and shore-base operations in order to quickly and fully realize the strategic and financial benefits of this business combination. A combined Tidewater and GulfMark will provide employees with more opportunities as part of a global leader with a deep commitment to safety and reliability, offer customers a broad range of highest quality, cost-effective support vessel services worldwide, and deliver to stockholders competitive returns on invested capital and scope for significant growth in revenue and free cash flow in an improving offshore market.”

About Tidewater

Tidewater owns and operates the largest fleet of Offshore Support Vessels in the industry, with over 60 years of experience supporting offshore energy exploration and production activities worldwide.

Contacts:

Tidewater Inc.

Quinn P. Fanning, Chief Financial Officer, +1-713-470-5231

Jason Stanley, Director, Investor Relations, +1-713-470-5292

Tidewater Inc. | 6002 Rogerdale Rd., Suite 600 | Houston, Texas | 77072 USA

FORWARD-LOOKING STATEMENTS

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Tidewater notes that certain statements set forth in this presentation provide other than historical information and are forward looking. The unfolding of future economic or business developments may happen in a way not as anticipated or projected by Tidewater and may involve numerous risks and uncertainties that may cause Tidewater’s actual achievement of any forecasted results to be materially different from that stated or implied in the forward-looking statement. Among those risks and uncertainties, many of which are beyond the control of Tidewater include, without limitation the anticipated synergies with respect to the combination of Tidewater and GulfMark; fluctuations in worldwide energy demand and oil and gas prices; fleet additions by competitors and industry overcapacity; customer actions including changes in capital spending for offshore exploration, development and production and changes in demands for different vessel specifications; acts of terrorism and piracy; the impact of potential information technology, cybersecurity or data security breaches; significant weather conditions; unsettled political conditions, war, civil unrest and governmental actions, especially in higher political risk countries where we operate; labor changes proposed by international conventions; increased regulatory burdens and oversight; changes in law, economic and global financial market conditions, including the effect of enactment of U.S. tax reform or other tax law changes, trade policy and tariffs, interest and foreign currency exchange rate volatility, commodity and equity prices and the value of financial assets; and enforcement of laws related to the environment, labor and foreign corrupt practices. Readers should consider all of these risk factors, as well as other information contained in Tidewater’s form 10-Ks and 10-Qs.

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